Exhibit 3.126

FIRST AMENDED AND RESTATED COMPANY AGREEMENT OF ENSCO OFFSHORE INTERNATIONAL LLC, a Delaware Limited Liability Company THIS FIRST AMENDED AND RESTATED COMPANY AGREEMENT OF ENSCO OFFSHORE INTERNATIONAL LLC, a Delaware limited liability company (this "Company Agreement"), effective as of the 20th day of March, 2013, is executed, agreed to and adopted, for good and valuable consideration, by the person executing this Company Agreement as the Sole Member ( as defined herein). ARTICLE I Formation of Limited Liability Company Section 1.1 Formation. Ensco Offshore International LLC (the "Company'') has been organized as a Delaware limited liability company by the filing on June 13, 2002 of a Certificate of Formation (the "Certificate") with the Secretary of State of Delaware, under and pursuant to the Delaware Limited Liability Company Act (Del. Code Ann., tit. 6 §§18-101 to 18-1109, such Act and any successor statute, as amended from time to time, being herein called the "Act"). Section 1.2 Name. The name of the Company is "Ensco Offshore International LLC" £'k/a Pride Offshore International LLC. The Company changed its name to Ensco Offshore International LLC on June 20, 2011. All Company business must be conducted in this name or such other names that comply with applicable law as the Sole Member may select from time to time. Section 1.3 Purposes. The Company may carry on any lawful business, purpose or activity for which a limited liability company may be organized under the Act. Section 1.4 Registered Office: Registered Agent: Principal Place of Business: Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Members may designate from time to time in the manner provided by law. The registered agent of the Company in the Stat(? of Delaware shall be the initial registered agent named in the Certificate or such other person or persons as the Sole Member may designate from time to time in the manner provided by law. The principal place of business and the mailing address of the Company shall be 5847 San Felipe, Suite 3300, Houston, Texas 77057. The Sole Member, at any time and from time to time, may change the location of the Company's principal place of business and may establish such additional place or places of business of the Company's principal place of business of the Company as such Member shall determine to be necessary or desirable. Section 1.5 Term. The Company commenced on the date of the filing of the Certificate of Formation with the State of Delaware location and will continue in perpetuity or until the Company shall cause the Company shall be dissolved and its affairs wound up in accordance Page 1 of 15 with the other Act or this Company Agreement. Section 1.6 Foreign Qualification. [NOT USED] Section 1.7 No State-Law Partnership. The Sole Member intends that the Company not be a partnership (including, without limitation, a limited partnership) or a joint venture for any purposes other than federal and state tax purposes, and this Company Agreement shall not be construed to suggest otherwise. Section 1.8 Mergers and Exchanges. The Company may be a party to (a) merger, or (b) an exchange or acquisition of the type described in Section 18-209 of the Act, subject to the approval of the Sole Member. ARTICLE II Def'mitions and References Section 2.1 Defined Terms. When used in this Company Agreement, the following terms shall have the respective meanings assigned to them in this Section or in the sections or other subdivisions referred to below: "Act" shall have the meaning assigned to it in Section 1.1. "Adjusted Capital Account" shall mean the Capital Account maintained for each Member, as provided in Section 9.1 as of the end of each fiscal year, (a) increased by (i) the amount of any unpaid Capital Contributions agreed to be contributed by such Member under Article VI, if any, and (ii) an amount equal to such Member's allocable share of Minimum Gain as computed on the last day of such fiscal year in accordance with applicable Treasury Regulations, and (b) reduced by the adjustments provided for in Treasury Regulations § 1. 704- 1 (b )(2)(ii)( d)(4)-(6). "Aff'tliate" shall mean, when used with respect to another person, a person controlling, controlled by or under common control with such other person. As used in this definition of "Affiliate", the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting securities, by contract, or otherwise. As used in this Company Agreement, the term "person" shall includ~ an individual, a corporation, a partnership, a limited liability company, an association or other entity, an estate, a joint stock company and a trust. "Capital Account" shall have the meaning assigned to it in Section 9 .1. "Capital Contributions" shall mean for any Member at the particular time in question the aggregate of the dollar amounts of any cash contributed to the capital of the Company, or, if the context in which such term is used so indicates, the dollar amounts of cash agreed to be contributed, or requested to be contributed, by such Member to the capital of the Company. Page 2 of 15

"Certificate" shall have the meaning assigned to it in Section 1.1. "Company" shall have the meaning assigned to it in Section 1.1. "Company Agreement" shall mean this Company Agreement, as hereinafter amended. "Company Nonrecourse Liabilities" shall mean nonrecourse liabilities (or portions thereof) of the Company for which no Member or related person bears economic risk of loss. "Dissolution Date" shall have the meaning assigned to it in Section 10.1. "Entity" shall mean any foreign or domestic general partnership, limited partnership, limited liability company, corporation, joint enterprise, trust, business trust, employee benefit plan, cooperative or association. "Internal Revenue Code" shall mean the Internal Revenue Code of 1986 and any comparable successor statute or statutes thereto, as amended from time to time. "Member" shall mean any person executing this Company Agreement as of the date of this Company Agreement as a member or hereafter admitted to the Company as a member as provided in this Company Agreement. "Organizational Costs" shall have the meaning assigned to it in Section 4.6(b). "Person" shall mean an individual corporation, custodian, trustee, executor, administrator, nominee or entity in a representative capacity, partnership, limited partnership, limited liability company, foreign limited liability company, trust, estate. "Sharing Percentage" shall mean the sharing percentage of each Member as it relates to such Member's respective membership interests. Section 2.2 References and Titles. All references in this Company Agreement to articles, sections, subsection and other subdivisions refer to corresponding articles, sections, subsections and other subdivisions of this Company Agreement unless expressly provided otherwise. Titles appearing at the beginning of any of such subdivisions are for convenience only and shall not constitute part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Company Agreement," "herein," "hereof," "hereby," "hereunder," and words of similar import refer to this Company Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include any other gender, and words in the singular form shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Page 3 of 15

ARTICLE III Membership Section 3.1 Members. The sole initial Member of the Company was Pride Offshore, Inc. Seahawk Drilling, Inc., f/kla Pride Offshore, Inc., sold, assigned, and transferred its 100% interest in the Company to Pride Deepwater USA, Inc. effective the 4th day of August, 2009 (the "Sole Member"). Section 3.2 Transfer of Interest. The Sole Member shall have the right to transfer its interest in the Company, or any rights appertaining thereto, now or hereinafter acquired, provided that such transferee shall acknowledge and agree prior to such transfer that such interest is subject to the provisions of this Agreement and shall become a party to this Agreement and be bound by its terms. Section 3.3 Additional Members. Additional persons may be admitted to the Company as Members on such terms and conditions as the sole initial Member shall determine and approve. Section 3.4 Indemnification. The Company may, to the fullest extent permitted by law, indemnify, defend and hold harmless any individual or entity ( or estate of any individual) who was or is party to, or is threatened to be made a party to, a threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a Member, representative, officer, employee or agent of the Company, or was serving at the request of the Company as manager, director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all claims, demands, liabilities (including, without limitation, strict liability), losses, damages, costs or expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by such person in connection with such action , suit or proceeding, The Company may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her. Any expenses covered by the foregoing indemnification may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the persons seeking indemnification to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified. The indemnification provided in this Section 3.4 shall not be deemed to limit the right of the Company to indemnify any other person for any such expenses to the fullest extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Company may be entitled under any agreement, both as to action in his, her or its official capacity and as to action in another capacity while serving as a Member, representative, officer, employee or agent. Section 3.5 Liability of Member. No Member shall be liable for the debts, liabilities, contracts or other obligations of the Company except to the extent of any unpaid capital contributions such Member has agreed in writing to make the Company and such Member's share the assets (including undistributed revenues) of the Company; and in all events, a Member shall be liable and obligated to make payments of his capital contributions only as and when such Page 4 of 15 payments are due in accordance with the terms of this Company Agreement, and no Member shall be required to make any loans to the Company. ARTICLE IV Management Section 4.1 Power and Authority of Members. The Sole Member may conduct, direct and exercise control over all activities of the Company and shall have full power and authority on behalf of the Company to manage and administer the business and affairs of the Company and to do or cause to be done any and all acts deemed by him to be necessary or appropriate to conduct the business of the Company, including but not limited to: (a) Amending or restating the Certificate; (b) Using the Company name, credit or property for other than the Company; ( c) Loaning any Company funds to itself or any of its Affiliates; ( d) Guaranteeing in the name or on behalf of the Company that payment of money or the performance of any contract or other obligation of any person other than the Company; (e) Causing the Company to file a voluntary petition in bankruptcy or take any other similar action; (f) [NOT USED]; (g) Merging or consolidating the Company with any other Person or agree to a share or interest exchange or any other transaction authorized by or subject to Section 18-209 of the Act; (h) Mortgaging, pledging, assigning in trust or otherwise encumbering any Company property, or assigning any monies owing or to be owing to the Company, including customary liens contained in or arising under any operating or similar agreements executed by or binding on the Company; (i) Acquiring or disposing of property or assets in a transaction or series of transactions; (j) Causing the Company to sell, lease, exchange or otherwise dispose of all or substantially all of the assets of the Company, other than in the regular and usual course of business of the Company; (k) Engaging in any transaction with a Member or any of its Affiliates; (1) Issue any additional interests in the Company; and Page 5 of 15

(m) Establishing an office of the Company at any location other than that described in Section 1.4. Section 4.2 Services of the Member. In the conduct of the business and operations of the Company, the Sole Member shall use his reasonable "best efforts to cause the Company (a) to comply with terms and provisions of all agreements to which the Company is a party or to which its properties are subject, (b) to comply with all applicable laws, ordinances or governmental rules and regulations to which the Company is subject and (c) to obtain and maintain all licenses, permits, franchises and other governmental authorizations necessary with respect to the ownership of Company properties and the conduct of the Company's business and operations. Section 4.3 Standard of Conduct. No Member shall be liable, responsible, or accountable in damages or otherwise to the Company for any action taken or failure to act ( even if such action or failure to act constituted the simple negligence of the Member), provided the Member has acted in good faith on behalf of the Company and in a manner reasonably believed by him to be within the scope of the authority granted to him by this Company Agreement and in the best interest of the Company and in the best interest of the Company and provided further that such Member was not guilty of gross negligence or willful or intentional misconduct with respect to such acts or omissions. Section 4.4 Salaries of Member. No Member shall receive any salary or benefits from the Company for his services as an active member of the Company. Section 4.5 Reimbursement of the Sole Member. (a) Subject to compliance with the provisions of Section 4.6, all direct and indirect costs and expenses incurred by the Sole Member in organizing the Company and in managing and conducting the business and affairs of the Company, including expenses incurred in providing or obtaining such professional, technical, administrative and other services and advice as the Members may deem necessary or desirable, shall be paid or reimbursed by the Company as a Company expense. (b) The Company hereby assumes and agrees to pay all costs and expenses incurred by the Company and the Sole Member in connection with the organization and formation of the Company. Section 4.6 Costs, Expenses and Reimbursement. (a) All direct out-of-pocket costs and expenses reasonably incurred by the Sole Member and/or its Affiliates in managing and conducting the business and affairs of the Company, including, without limitation, operating expenses attributable to Company assets, costs of obtaining audits of the Company's books and records, and all other legal, accounting, geological, geophysical, engineering and other third party consulting costs and expenses shall be paid or reimbursed by the Company Page 6 of 15 as a Company expense. The Sole Member shall not receive any reimbursement for any indirect, general, administrative or overhead expenses of the Member or its Affiliates except as expressly permitted pursuant to the other provisions of this Section. (b) The Company shall reimburse the Sole Member for its payment of reasonably incurred costs associated with formation of the Company, including without limitation all professional, legal, printing and accounting costs and expenses, travel, administrative and other start-up costs of the Company (herein called the "Organization Costs"). ARTICLEV Capitalization Section 5.1 Capital Contributions. The initial Sole Member of the Company made an initial Capital Contribution to the Company of $1,000 in cash and assets. Section 5.2 Additional Contributions. The Sole Member shall not be required to make additional Capital Contributions. Section 5.3 Record of Contributions. The books and records of the Company shall include true and full information regarding the amount of cash and cash equivalents and designation and statement of the value of any other property contributed by any Member to the Company. Section 5.4 Interest. No interest shall be paid by the Company on Capital Contributions. Section 5.5 Loans from the Member. Loans by the Sole Member to the Company shall not be considered Capital Contributions. Section 5.6 Loans to Company. Nothing in this Agreement shall prevent the Sole Member from making secured or unsecured loans to the Company by agreement with the Company. Any amounts due and payable under any loan from the Sole Member to the Company must be repaid prior to any distribution to the Sole Member. Section 5.7 Borrowing. [NOT USED] Section 5.8 No Further Obligation. Except as expressly provided for in or contemplated by this Article, the Sole Member shall not have any obligation to provide funds to the Company, whether by Capital Contributions, loans, return of monies received pursuant to the terms of this Agreement or otherwise. Page 7 of 15

ARTICLE VI Allocations and Distributions Section 6.1 Allocations of Costs and Revenues. Except as may otherwise be required by applicable Treasury regulations (including Treasury Regulations applicable to allocations attributable to Company indebtedness), all profits and losses and all related items of income, gain, loss, deduction, and credit of the Company shall be allocated, charged, or credited to the Sole Member in accordance with its Sharing Percentage. Section 6.2 Distributions. The Company may distribute funds to the Sole Member at such times and in such amounts as the Sole Member shall determine to be appropriate. Except as provided in Section 6.3, any such distributions shall be made to the Sole Member in accordance with such Member's Sharing Percentage at the time of the distribution with no priority as to any Member. In accordance with Section 18-607 of the Act, the Member will be obligated to return any distribution from the Company only as provided by applicable law. Section 6.3 Liquidating Distributions. Distributions made in the course of liquidating the Company shall be made in accordance with Section 10.3. ARTICLE VII Meetings of Member Section 7 .1 Management. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed by, its Sole Member upon the terms set forth in this Agreement, subject to the right of the Sole Member to delegate such power and authority to the officers of the Company. Section 7.2 Meetings. Meetings of the Sole Member, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Sole Member. Section 7.3 Place of Meetings. The Member may designate any place as the place of meeting. If no designation is made, the meeting shall be held at the principal offices of the Company. Section 7.4 Action by Member Without a Meeting. Unless otherwise provided in this Agreement and in accordance with ~e Act, on any matter that is to be voted on by the Sole Member, the Sole Member may take such action without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by the Sole Member. ARTICLE VIII Officers Section 8.1 Designation. The officers of the Company shall consist of a President which shall be appointed by the Sole Member. Additionally, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers and a Controller Page 8 of 15 may be appointed by the Sole Member along with any other officers deemed necessary or advisable. Any number of offices may be held by the same Individual. The President of the Company, subject to the control of the Sole Member, shall have general supervision and control of the business, affairs and properties of the Company and its general officers. The President shall possess the power to sign all contracts, certificates and other instruments of the Company that may be authorized by the Sole Member. The President shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by the Sole Member. Section 8.2 Powers and Duties. The officers of the Company shall have such powers and duties as generally pertain to their offices, except as modified herein or by the Sole Member, as well as such powers and duties as from time to time may be conferred by the Sole Member. Section 8.3 Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the Company, or otherwise, the same shall be filled by the Sole Member, and the officer so appointed shall hold office until the earlier of (a) his death, resignation or removal or (b) his successor is duly elected and qualified. Section 8.4 Removal. Any officer or agent appointed by the Sole Member of the Company may be removed by the Sole Member at any time, but such removal shall be without prejudice to the contract rights, if any, of the Individual so removed. Appointment of an officer or agent shall not of itself create contract rights. ARTICLE IX Accounting and Tax Matters; Banking Section 9.1 Books and Records; Capital Accounts. The Sole Member shall maintain or cause the Company to maintain books and records as required by, and in accordance with, Section 18-305 of the Act. Such books shall be kept at the principal United States office of the Company and shall be maintained in accordance with the terms of this Company Agreement. An individual capital account (a "Capital Account") shall be maintained by the Company for each Member to which shall be credited each Member's Capital Contributions when made and each Member's share of the Company profits and against which shall be charged each Member's share of the Company losses and any distributions made to such Member. Each Capital Account shall be kept by the Member in the manner required under Treasury regulation section 1. 704-1 (b )(2)(iv). Section 9.2 Tax Status. Any provision hereof to the contrary notwithstanding, solely for United States income tax purposes the Sole Member of the Company hereby recognizes that the Company shall be disregarded as an entity separate from the Member. Any references herein to provisions of subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code and the Page 9 of 15

Treasury regulations shall be applied in the manner that such provisions would be applied if the Company were recognized as a separate entity taxable as a partnership for federal income tax purposes. Section 9.3 Bank Accounts. The Sole Member shall cause one or more accounts to be maintained in the name of the Company in a bank (or banks) which accounts shall be used for the payment of expenditures incurred by the Company and in which shall be used for the payment of expenditures incurred by the Company and in which shall be deposited any and all receipts of the Company. All amounts shall be and remain the property of the Company and shall be received, held and disbursed by the Sole Member for the purposes specified in this Company Agreement. There shall not be deposited in any such accounts any funds other than funds belonging to the Company, and no other funds shall in any way be commingled with such funds. ARTICLEX Dissolution, Liquidation and Termination Section 10.1 Dissolution (a) The Company shall be dissolved and its affairs wound up, upon the first to occur of the following events: (b) (c) (i) the consent of the Sole Member; (ii) upon the death, insanity, retirement, resignation, or dissolution of the Sole Member or upon the Sole Member becoming a Bankrupt Member in the Company ( a "withdrawal Event"); (iii) the entry of a decree of dissolution pursuant to either Sections 18-104(d), 18-802 or 18-1108 of the act. Notwithstanding anything to the contrary in this Company Agreement, if the dissolution of the Company is approved by the consent of the Sole Member pursuant to Section 10.l(a)(i). then the Sole Member shall dissolve the Company as soon as possible (but in any event not more than ten (10) days) thereafter. As soon as possible following the occurrence of any of the events specified in this Article effecting the dissolution of the Company, the appropriate representative of the Company shall execute a statement of intent to dissolve in such form as shall be prescribed by the Delaware Secretary of State and file same with the Delaware Secretary of State's office. Section 10.2 Effect of Dissolution. Upon the dissolution of the Company, the Company shall cease to carry on its business, except insofar as may be necessary for the winding up of its business, but its separate existence shall continue until a certificate of dissolution has been issued by the Secretary of State or until a decree dissolving the Company has been entered by a court of competent jurisdiction. Page 10 of 15

Section 10.3 Winding Up, Liquidation and Distribution of Assets. Upon dissolution of the Company, the Sole Member shall appoint in writing one or more liquidators who shall have full authority to wing up the affairs of the Company and make final distribution as provided herein. The liquidator shall continue to operate the Company properties with all of the power and authority of the Sole Member. The steps to be accomplished by the liquidator are as follows: As promptly as possible after dissolution, the liquidator shall cause a proper accounting to be made of the Company's assets, liabilities and operations through the end of the day on which the dissolution occurs or the final liquidation is completed, as appropriate. The liquidator shall pay all of the debts and liabilities of the Company (including all expenses incurred in liquidation) or otherwise make adequate provision therefor (including without limitation the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine). After making payment or provision for all debts and liabilities of the Company, a Member's Capital Account shall then be adjusted by (i) assuming the sale of all remaining assets of the Company for cash at their respective fair market values (as determined by an appraiser selected by the liquidator) as of the date of dissolution of the Company and (ii) debiting or crediting each Member's Capital Account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner such Capital Account would be debited or credited for gains or losses on actual sales of such assets. The liquidator shall then by payment of cash or property (valued as of the date of the dissolution of the Company at its fair market value by the appraiser selected in the manner provided above) distribute to the Members such amounts as are required to pay the positive balances of their respective Capital Accounts. Such a distribution shall be in cash or in kind as determined by the liquidator. Any distribution to the Members in liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation of the Company shall be made by the later of the end of the taxable year in which the liquidation occurs or ninety (90) days after the date of such liquidation. For purposes of the preceding sentence, the term "liquidation" shall have the same meaning set forth in Treasury regulation § 1. 704-1 (b )(2)(ii) as in effect at such time. Except as expressly provided herein, the liquidator shall comply with any applicable requirements of the Act, including, without limitation Sections 18-801 through 18-804 thereof, and all other applicable laws pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Notwithstanding any provision in this Company Agreement to the contrary, no Member shall be obligated to restore a deficit in its Capital Account at any time. The distribution of cash and/or property to the Members in accordance with the provisions of this Section 10.3 shall constitute a complete return to the Sole Member of its respective Membership Interest and all Company property. Section 10.4 Request for Indemnification. To obtain indemnification Indemnitee shall submit to the Company a written request with such information as is reasonably available to Indemnitee. The President of the Company shall promptly advise the Member of such request. Page 11 of15

Section 10.5 Determination of Indemnification. Indemnitee's entitlement to indemnification shall be determined by the Member. If the Individual or Individuals empowered to determine entitlement to indemnification shall not have made and furnished to Indemnitee in writing a determination within 60 days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification unless Indemnitee knowingly misrepresented a material fact in connection with the request for indemnification or such indemnification is prohibited by law. The termination of any Proceeding or of any Matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful, ARTICLE XI Merger and Consolidation Section 11.1 Company May Merge. Pursuant to an agreement of merger or consolidation, the Company may merge or consolidate with or into one or more Entities. Section 11.2 Effect of Merger. [NOT USED] Section 11.3 Certificate of Merger. [NOT USED) ARTICLE XII Assignments of Interests A Member's interest in the Company may be assigned, mortgaged, pledged, subjected to a security interest or otherwise encumbered, subject to the assignee agreeing to become a party to the Company Agreement, with all of the rights and responsibilities of a Member as described herein. ARTICLE XIII Amendments This Company Agreement may be amended or repealed, or a new Company Agreement may be adopted, only by a written instrument executed by the Sole Member. ARTICLE XIV Miscellaneous Section 14.1 Notices. Except as otherwise expressly provided in this Company Agreement, all notices, demands, requests, or other communications required or permitted to be given pursuant to this Company Agreement shall be in writing and shall be given either (a) in person, (b) by United States mail, certified or registered, return receipt requested, postage Page 12 ofl5 prepaid, (c) by prepaid telegram, telex, cable, fax, or similar means (with signed confirmed copy to follow by mail in the same manner as prescribed by clause (b) above) or (d) by expedited delivery service ( charges prepaid) with proof delivery. The Sole Member's address for notices and other communications shall be 5847 San Felipe, Suite 3300, Houston, Texas 77057, or such other address as the Sole Member shall determine. For purposes of the forgoing, any notice required or permitted to be given shall be deemed to be delivered and given on the date actually delivered to the address specified in this Section 11.1. Section 14.2 Partition. [NOT USED] Section 14.3 Entire Agreement. This Company Agreement constitutes the full and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior contracts or agreements with respect to the Company, whether oral or written. Section 14.4 No Waiver. The failure of Sole Member to insist upon strict performance of a covenant hereunder or of any obligation hereunder, irrespective of the length of time for which such failure continues, shall not be a waiver of such Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation hereunder. Section 14.5 Binding Effect. Subject to Article X, this Company Agreement shall be binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns. Section 14.6 Governing Law; Severability. This Company Agreement IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE. In the event of a direct conflict between the provisions of this Company Agreement and (a) any provision of the Certificate, or (b) any mandatory provision of the Act, the Act shall control. If any provision of this Company Agreement or the application thereof to any person or circumstances is held invalid or unenforceable to any extent, the remainder of this Company Agreement and the application of that provision to other persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law. Section 14.7 Interested Party Transactions. [NOT USED] Section 14.8 Books of Account and Records. Proper and complete records and books of account in which shall be entered fully and accurately all transactions and other matters relating to the Company's business in such detail and completeness as is customary and usual for businesses of the type engaged in by the Company shall be kept or shall be caused to be kept by the Company. Such books and records shall be maintained as provided in Section 13.3. The books and records shall at all times be maintained at the principal executive office of the Company and shall be open to the reasonable inspection and examination of the Member or its duly authorized representatives during reasonable business hours. Page 13 of 15

Section 14.9 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof Section 14.10 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other rights or remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise. Section 14.11 Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Person other than the parties hereto. Section 14.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. Section 14.13 Amendment. This Agreement may be amended by a written instrument signed by the Member expressly stating that it is an amendment to this Agreement. [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK) Page 14 of 15

IN WITNESS WHEREOF, the Sole Member has executed this Company Agreement effective as of the date first set forth above. .. -N SIGNED on this t:<,/) day of March 2013. PRIDE DEEPWATER USA, INC. S. Elizabeth Wright Vice President and Sec Page 15 of 15